SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

June 20, 2003

(Date of Report (Date of Earliest Event Reported))

FIRST REPUBLIC PREFERRED CAPITAL CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Nevada (State or Other Jurisdiction of Incorporation)	1-09837 (Commission File Number)	91-1971389 (IRS Employer Identification Number)

111 Pine Street San Francisco, California (Address of Principal Executive Offices)	94111 (Zip Code)

(415) 392-1400

(Registrant’s Telephone Number, Including Area Code)

ITEM 5. OTHER EVENTS

On June 20, 2003, First Republic Preferred Capital Corporation announced the pricing of its offering of $60,000,000 in aggregate principal amount of its 7.25% Noncumulative Perpetual Series D Preferred Stock. Reference is made to the press release dated June 20, 2003, annexed hereto as Exhibit 20 for further information regarding this announcement.

ITEM 7. EXHIBITS

1	Underwriting Agreement, dated June 20, 2003 by and among First Republic Preferred Capital Corporation, First Republic Bank and Morgan Stanley & Co. Incorporated.

3	Certificate of Designations of First Republic Preferred Capital Corporation relating to the 7.25% Noncumulative Perpetual Series D Preferred Stock.

4	Specimen certificate representing the 7.25% Noncumulative Perpetual Series D Preferred Stock.

20	Press Release, dated June 20, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

FIRST REPUBLIC PREFERRED CAPITAL CORPORATION

Date:	June 23, 2003	By:	/s/ JULIE N. MIYACHI
Julie N. Miyachi Vice President, Operations and Reporting Director